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                                                                      Exhibit 28
                       HIGHLAND CAPITAL MANAGEMENT CORP.

                                REVOCABLE PROXY

(SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HIGHLAND CAPITAL MANAGEMENT
CORP. FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON ____________, 1994)

         The undersigned hereby appoints _______________, ________________ and
____________ or any of them with full powers of substitution, as attorneys and proxies for the undersigned, to represent and vote all shares of Common Stock of Highland Capital Management Corp. ("HCMC") standing in my name on the books and records of HCMC at the close of business on __ ______________, 1994 which the undersigned is entitled to cast at the Special Meeting of Shareholders to be held at the office of HCMC, 6077 Primacy Parkway, Suite 228, Memphis,
Tennessee, on ____________, 1994 at 10:00 a.m. CST and at any and all adjournments as follows:

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
                                                                                    For      Against        Abstain
 1.  Approval of the Agreement and Plan of Merger dated as of November 10,
 1993 (the "Merger Agreement"), by and among First Tennessee National
 Corporation ("FTNC"), First Tennessee Investment Management, Inc. ("FTIM")
 and HCMC pursuant to which HCMC will merge with and into FTIM with FTIM
 surviving the merger.                                                            -------    -------        -------

 2.  At their discretion, on such other business as may properly come before
 the Special Meeting or any adjournments or postponements thereof.                -------    -------       --------

NOTE: The Board of Directors is not aware of any other business that may come before the meeting.

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             THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS
                      STATED IF NO CHOICE IS MADE THEREON.

         Should the undersigned be present and elect to vote at the Special
Meeting or any adjournment thereof, and, after notification to the Secretary of HCMC at the Special Meeting of the shareholder's decision to terminate this Proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

         The undersigned acknowledges receipt of a Notice of Special Meeting called for the __ day of ____________, 1994; and the Proxy Statement-Prospectus dated the __ day of ________, 1994 prior to the execution of this Proxy.


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

                                                                                 ---------------------------------
                                                                             Print Name of Shareholder



Date:
      ----------------------                                                     ---------------------------------
                                                                             Signature of Shareholder




                                                                                 ---------------------------------
                                                                             Print Name of Shareholder



                                                                                 ---------------------------------
Date:                                                                        Signature of Shareholder
       --------------------

                                                                  (Please sign exactly as your name appears on the
                                                                  envelope in which this card was mailed.  When signing as
                                                                  attorney, executor, administrator, trustee or guardian,
                                                                  please give your full title.  If more than one trustee,
                                                                  all should sign.  If shares are held jointly, each
                                                                  holder should sign.